                              THE MACERICH COMPANY

                                  $150,000,000

                  7 1/4% Convertible Subordinated Debentures Due 2002


                          REGISTRATION RIGHTS AGREEMENT


                                                              New York, New York
                                                                   June 27, 1997


Lazard Capital Markets
Lazard Freres & Co. LLC
Lehman Brothers International (Europe)
UBS Limited

     c/o Lazard Capital
     21 Moorfields Markets
     London EC2PZHT
     England

     As Representative of the
     several Managers and
     Lazard Freres & Co. LLC

Dear Sirs:

          The Macerich Company, a Maryland corporation (the "Company"), proposes to issue and sell to the several managers (the "Managers") named in Schedule I to the purchase agreement (the "Purchase Agreement"), upon the terms set forth in the Purchase Agreement, $150,000,000 principal amount (plus an additional $25,000,000 principal amount to cover over-allotments, if any) of its 7.25% Convertible Subordinated Debentures Due 2002 (the "Initial Placement"). The 7.25% Convertible Subordinated Debentures Due 2002 will be convertible into shares of Common Stock, par value $0.01 per share (the "Common Stock"), of the Company at the conversion price set forth in the Offering Circular dated
June 20, 1997 (the "Offering Circular"). As an inducement to the Managers and Lazard Freres & Co. LLC ("LFC") to enter into the Purchase Agreement and in satisfaction of a condition to your obligations thereunder, the Company agrees with you, (i) for your benefit and (ii) for the benefit of the holders (including you) of those 7.25% Convertible Subordinated Debentures Due 2002 referred to in the Purchase Agreement as "144A Securities" (the "Securities") or the Common Stock issuable upon conversion

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                                                                               2



of the Securities from time to time until such time as such Securities and Common Stock issued upon conversion of such Securities have been sold pursuant to the Shelf Registration Statement (as defined below) (each of the foregoing a "Holder" and together the "Holders"), as follows:

          1. DEFINITIONS. Capitalized terms used herein without definition shall have their respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

          "ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "AFFILIATE" of any specified person means any other person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such specified person. For purposes of this definition, control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "CLOSING DATE" means June 27, 1997.

          "COMMISSION" means the Securities and Exchange Commission.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "HOLDER" has the meaning set forth in the preamble hereto.

          "INDENTURE" means the Indenture relating to the Securities, to be entered into by the Company and Chase Manhattan Trustees Limited, as Trustee, as the same may be amended from time to time in accordance with the terms thereof.

          "INITIAL PLACEMENT" has the meaning set forth in the preamble hereto.

          "LFC" has the meaning set forth in the preamble hereto.

          "MAJORITY HOLDERS" means, in any particular Underwritten Offering, the Holders of a majority of the aggregate principal amount of Securities registered under a

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                                                                               3



Shelf Registration Statement and participating in such Underwritten Offering; PROVIDED, that Holders of Common Stock issued upon conversion of Securities shall be deemed to be Holders of the aggregate principal amount of Securities from which such Common Stock was converted.

          "MANAGING UNDERWRITERS" means the investment banker or investment bankers and manager or managers that shall administer an Underwritten Offering of the securities covered by the Shelf Registration Statement.

          "OFFERING CIRCULAR" has the meaning set forth in the Purchase
Agreement.

          "PROSPECTUS" means the prospectus included in any Shelf Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Securities or Common Stock issuable upon conversion thereof, covered by such Shelf Registration Statement, and all amendments and supplements to the Prospectus, including post-effective amendments.

          "PURCHASE AGREEMENT" means the agreement dated June 20, 1997 between the Company and the several Managers.

          "SECURITIES" has the meaning set forth in the preamble hereto.

          "SHELF REGISTRATION" means a registration effected pursuant to
Section 2 hereof.

          "SHELF REGISTRATION PERIOD" has the meaning set forth in Section 2(b) hereof.

          "SHELF REGISTRATION STATEMENT" means a "shelf" registration statement of the Company pursuant to the provisions of Section 2 hereof which covers some or all of the Securities and the Common Stock issuable upon conversion thereof, as applicable, on an appropriate form under Rule 415 under the Act or any similar rule that may be adopted by the Commission, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb).

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                                                                               4



          "TRUSTEE" means the trustee with respect to the Securities under the Indenture.

          "UNDERWRITER" means any underwriter of Securities or Common Stock issuable upon conversion thereof in connection with an offering thereof under a Shelf Registration Statement.

          "UNDERWRITTEN OFFERING" mean an underwritten offering of a minimum of $15,000,000 aggregate principal amount of Securities (including shares of Common Stock issued upon conversion of an equivalent principal amount of Securities).

          2. SHELF REGISTRATION; SUSPENSION OF USE OF PROSPECTUS. (a) The Company shall prepare and, not later than 120 days following the Closing Date, shall file with the Commission and thereafter, but no later than 180 days following the Closing Date, shall cause to be declared effective under the Act a Shelf Registration Statement relating to the offer and sale of the Securities and the Common Stock issuable upon conversion thereof by the Holders from time to time in accordance with the methods of distribution elected by such Holders and set forth in such Shelf Registration Statement.

          (b) The Company shall use its best efforts to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming part thereof to be usable by Holders for a period of two years from the Closing Date or such shorter period that will terminate when all the Securities and Common Stock issuable upon conversion thereof covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement (in any such case, such period being called the "Shelf Registration Period"). The Company shall be deemed not to have used its best efforts to keep the Shelf Registration Statement effective during the requisite period if it voluntarily takes any action that would result in Holders of securities covered thereby not being able to offer and sell such securities during that period, unless such action is (i) required by applicable law or (ii) pursuant to
Section 2(c) hereof, and, in either case, so long as the Company promptly thereafter complies with the requirements of Section 3(j) hereof, if applicable.

          (c) The Company may suspend the use of the Prospectus for a period not to exceed 45 days in any ninety day period for valid business reasons (not including avoidance of the Company's obligations hereunder), including the acquisition or divestiture of assets, public filings

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                                                                              5



with the Commission, pending corporate developments and similar events.

          3. REGISTRATION PROCEDURES. In connection with any Shelf Registration Statement, the following provisions shall apply:

          (a) The Company shall furnish to you for your timely review, prior to the filing thereof with the Commission, a copy of any Shelf Registration Statement, and each amendment thereof and each amendment or supplement, if any, to the Prospectus included therein and shall use its best efforts to reflect in each such document, when so filed with the Commission, such comments as you reasonably may propose.

          (b) The Company shall ensure that (i) any Shelf Registration Statement and any amendment thereto and any Prospectus forming part thereof and any amendment or supplement thereto complies in all material respects with the Act and the rules and regulations thereunder, (ii) any Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming part of any Shelf Registration Statement, and any amendment or supplement to such Prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (c) (1) The Company shall advise you and the Holders and, if requested by you or any such Holder, confirm such advice in writing:

               (i) when a Shelf Registration Statement and any amendment thereto has been filed with the Commission and when the Shelf Registration Statement or any post-effective amendment thereto has become effective; and

               (ii) of any request by the Commission for amendments or supplements to the Shelf Registration Statement or the Prospectus included therein or for additional information.
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                                                                              6




          (2) The Company shall advise you and the Holders and, if requested by you or any such Holder, confirm such advice in writing:

               (i) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose;

              (ii) of the receipt by the Company of any notification with respect to the suspension of the qualification of the securities included in any Shelf Registration Statement for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

             (iii) of the suspension of the use of the Prospectus pursuant to
          Section 2(c) hereof or of the happening of any event that requires the making of any changes in the Shelf Registration Statement or the Prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading (which advice shall be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made); PROVIDED that such notice of the suspension of the use of the Prospectus pursuant to Section 2(c) hereof shall not be required to specify the nature of the event giving rise to the notice requirement hereunder.

          (d) The Company shall use its best efforts to obtain the withdrawal of any order suspending the effectiveness of any Shelf Registration Statement at the earliest possible time.

          (e) The Company shall furnish to each Holder of securities included within the coverage of any Shelf Registration Statement, without charge, at least one copy of such Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits (including those incorporated by reference).

          (f) The Company shall, during the Shelf Registration Period, deliver to each Holder of securities included within the coverage of any Shelf


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                                                                              7



     Registration Statement, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request; and the Company consents to the use, in compliance with the terms of this Agreement, of the Prospectus or any amendment or supplement thereto by each of the selling Holders of securities in connection with the offering and sale of the securities covered by the Prospectus or any amendment or supplement thereto.

          (g) Prior to any offering of securities pursuant to any Shelf Registration Statement, the Company shall register or qualify or cooperate with the Holders of securities included therein and their respective counsel in connection with the registration or qualification of such securities for offer and sale under the securities or blue sky laws of such U.S. jurisdictions as any such Holders reasonably request in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the securities covered by such Shelf Registration Statement; PROVIDED, HOWEVER, that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject.

          (h) The Company shall as promptly as practicable use all reasonable efforts to list any Common Stock issuable upon conversion of the Securities and offered pursuant to any Shelf Registration Statement on each national securities exchange on which the Common Stock is then listed, if the listing of such Common Stock is then permitted under the rules of such exchange.

          (i) The Company shall cooperate with the Holders of Securities or the Common Stock issued upon conversion thereof to facilitate the timely preparation and delivery of certificates representing Securities or the Common Stock issued upon conversion thereof to be sold pursuant to any Shelf Registration Statement free of any restrictive legends and in such denominations and registered in such names as Holders may request prior to sales of securities pursuant to such Shelf Registration Statement.

          (j) Upon the occurrence of any event contemplated by paragraph (c)(2)(iii) above, the Company shall, if required pursuant to the Act or paragraph (c)(2)(iii)

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                                                                              8



     above, promptly prepare a post-effective amendment to any Shelf Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to purchasers of the securities included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (k) Not later than the effective date of any Shelf Registration Statement hereunder, the Company shall provide a CUSIP number for the Securities registered under such Shelf Registration Statement, and provide the Trustee with printed certificates for such Securities, in a form eligible for deposit with The Depository Trust Company.

          (l) The Company shall use its best efforts to comply with all applicable rules and regulations of the Commission and shall make generally available to its security holders as soon as practicable after the effective date of the applicable Shelf Registration Statement an earnings statement satisfying the provisions of Section 11(a) of the Act (which may be satisfied in the manner provided by Rule 158 under the Act).

          (m) The Company shall cause the Indenture to be qualified under the Trust Indenture Act in a timely manner.

          (n) The Company may require each Holder of securities to be sold pursuant to any Shelf Registration Statement to furnish to the Company such information regarding the Holder and the distribution of such securities as the Company may from time to time reasonably require for inclusion in such Shelf Registration Statement. Any Holder who fails to provide such information within a reasonable time after receiving such request shall not be entitled to use the Prospectus.

          (o) The Company shall, if requested, promptly incorporate in a Prospectus supplement or post-effective amendment to a Shelf Registration Statement, such information as the Managing Underwriters and/or Majority Holders reasonably agree should be included therein and shall make all required filings of such Prospectus supplement or post-effective amendment as

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                                                                              9



     soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment.

          (p) The Company shall enter into such agreements (including, in connection with an Underwritten Offering, underwriting agreements) and take all other appropriate actions in order to expedite or facilitate the registration or the disposition of the Securities or the Common Stock issuable upon conversion thereof, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures no less favorable than those set forth in Section 7 (or such other provisions and procedures acceptable to the Majority Holders and the Managing Underwriters, if any), with respect to all parties to be indemnified pursuant to Section 7 from Holders of Securities or the Common Stock issuable upon conversion thereof to the Company.

          (q) The Company shall (i) make reasonably available for inspection by the Holders of securities to be registered thereunder, any underwriter participating in any disposition pursuant to such Shelf Registration Statement, and any attorney, accountant or other agent retained by the Holders or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries in connection with such Shelf Registration Statement as is customary for similar due diligence examinations; (ii) cause the Company's officers, directors and employees to supply all relevant information reasonably requested by the Holders or any such underwriter, attorney, accountant or agent in connection with such Shelf Registration Statement as is customary for similar due diligence examinations; PROVIDED, HOWEVER, that any information that is designated in writing by the Company, in good faith, as confidential at the time of delivery of such information shall be kept confidential by the Holders or any such underwriter, attorney, accountant or agent, unless disclosure thereof is made in connection with a court proceeding or required by law, or such information has become available (not in violation of this agreement) to the public generally or through a third party without an accompanying obligation of confidentiality, and the Company shall be entitled to request that such Holders sign a confidentiality agreement to the foregoing effect; (iii) in connection with an Underwritten Offering, make such representations and warranties to the Holders of securities registered thereunder and the underwriters,

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                                                                             10



     if any, in form, substance and scope as are customarily made by issuers to underwriters, in primary underwritten offerings and covering matters including, but not limited to, those set forth in the Purchase Agreement;
     (iv) in connection with an Underwritten Offering, obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Managing Underwriters, if any) addressed to each selling Holder and the underwriters, if any, covering such matters as are customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters; (v) in connection with an Underwritten Offering, obtain "cold comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Shelf Registration Statement), addressed to each selling Holder of securities registered thereunder and the underwriters, if any, in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with primary underwritten offerings; and (vi) in connection with an Underwritten Offering, deliver such documents and certificates as may be reasonably requested by the Majority Holders and the Managing Underwriters, if any, including those to evidence compliance with Section 3(j) and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The foregoing actions set forth in clauses (iii), (iv), (v) and (vi) of this Section 3(q) shall be performed at (A) the effectiveness of such Shelf Registration Statement and each post-effective amendment thereto and (B) each closing under any underwriting or similar agreement as and to the extent required thereunder.

          4. AGREEMENT OF HOLDERS REGARDING USE OF PROSPECTUS. Each Holder of Securities covered by a Shelf Registration Statement (including the Managers and
LFC) severally agrees with the Company that such Holder will not use the Prospectus, in each case after notice by the Company of the applicable event,
(w) during any period of suspension referred to in Section 2(c), (x) during any period when a stop order is in effect as referred to in Section 3(c)(2)(i), (y) in the applicable jurisdiction during any period when the qualification of the Securities included in the Shelf Registration Statement has been

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                                                                             11




suspended in such jurisdiction, as referred to in Section 3(c)(2)(ii), and (z) during any suspension period referred to in Section 3(c)(2)(iii).

          5. REGISTRATION EXPENSES. The Company shall bear all expenses incurred in connection with the performance of its obligations under Sections 2 and 3 hereof and, in connection with an Underwritten Offering, shall reimburse the Holders for the reasonable and duly documented fees and disbursements of one firm or counsel designated by the Majority Holders to act as counsel for the Holders in connection therewith. The Company shall not be responsible for the payment of any underwriting or brokerage fees and discounts.

          6. ADDITIONAL INTEREST UNDER CERTAIN CIRCUMSTANCES. (a) Additional interest ("Additional Interest") with respect to all of the outstanding 7.25% Convertible Subordinated Debentures Due 2002 of the Company (the "Outstanding Debentures") shall be assessed as follows if any of the following events occur (each such event in clauses (i) through (iii) below a "Registration Default"):

          (i) if within 120 days after the Closing Date, the Shelf Registration Statement has not been filed with the Commission;

          (ii) if within 180 days after the Closing Date, the Shelf Registration Statement is not declared effective by the Commission; or

          (iii) if after the Shelf Registration Statement is declared effective, (A) such Registration Statement thereafter ceases to be effective before the second anniversary of Closing Date (or, in the event that Rule 144(k) under the Act is amended to provide for a shorter holding period, until the end of such shorter period) or the date as of which all of the Securities and the Common Stock are sold pursuant to the Shelf Registration Statement; or (B) such Registration Statement or the related prospectus ceases to be usable because either (1) any event occurs as a result of which the related prospectus forming part of such Registration Statement would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (2) it shall be necessary to amend such Registration Statement or supplement the related prospectus, to comply with the Act or the Exchange Act or the respective rules thereunder.


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          (b) (i) If the Company fails to comply with (a)(i) above,
Additional Interest shall accrue on the Outstanding Debentures over and above the interest set forth in the title of the Outstanding Debentures as follows: the per annum interest rate on the Outstanding Debentures will increase by 25 basis points, such increase remaining in effect until the date on which such Shelf Registration Statement is filed, on which date the interest rate on the Outstanding Debentures will revert to the interest rate originally borne by the Outstanding Debentures, plus any increase in such rate pursuant to
(b)(ii) below.

          (ii) If the Shelf Registration Statement is not declared effective as provided in (a)(ii) above, then, at such time and on each date that would have been the successive 30th day following such time, the per annum interest rate on the Outstanding Debentures (which interest rate will be the original interest rate on the Outstanding Debentures plus any incerease or increases in such interest rate pursuant to (b)(i) above and pursuant to this clause) will increase by an additional 25 basis points; provided, that the per annum interest rate will not increase by more than 50 basis points pursuant to this clause and and will not increase by more than 75 basis points pursuant to this clause and clause (b)(i) above. Such increase or increases will remain in effect until the date on which such Shelf Registration Statement is declared effective, on which date the interest rate on the Outstanding Debentures will revert to the interest rate originally borne by the Outstanding Debentures.

          (iii) If the Company fails to keep the Shelf Registration Statement continuously effective or usuable for the period specified in (a)(iii) above, then at such time as the Shelf Registration Statement is no longer effective or usuable, as the case may be, and on each date thereafter that is the successive 30th day subsequent to such time and until the earliest of (A) the date that the Shelf Registration Statement is again deemed effective or usable, as the case may be, (B) the date that is the second anniversary of the date of the Closing Date (or, in the event that Rule 144(k) under the 1933 Act is amended to provide for a shorter holding period, until the end of such shorter period) or (C) the date as of which all of the Securities and the Common Stock are sold pursuant to the Shelf Registration Statement, the per annum interest rate on the Outstanding Debentures will increase by an additional 25 basis points; provided, however, that the per annum interest rate will not increase by more than 50 basis points pursuant to this clause
(a)(iii).

          (c) A Registration Default referred to in Section 6(a)(iii)(B) shall be deemed not to have occurred and be continuing in relation to a Shelf Registration

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                                                                             13



Statement or the related prospectus if (i) such Registration Default has occurred solely as a result of (x) the filing of a post-effective amendment to such Shelf Registration Statement to incorporate annual audited financial information with respect to the Company where such post-effective amendment is not yet effective and needs to be declared effective to permit Holders to use the related prospectus or (y) other material events, with respect to the Company that would need to be described in such Shelf Registration Statement or the related prospectus and (ii) in the case of clause (y), the Company is proceeding promptly and in good faith to amend or supplement such Shelf Registration Statement and related prospectus to describe such events; PROVIDED, HOWEVER, that in any case if such Registration Default occurs for a continuous period in excess of 30 days, Additional Interest shall be payable in accordance with the above paragraph from the day following such 30-day period until the date on which such Registration Default is cured.

          (d)  Any amounts of Additional Interest due pursuant to clause
(a)(i), (a)(ii) or (a)(iii) of Section 6 above will be payable in cash on the regular interest payment dates with respect to the Outstanding Debentures. The amount of Additional Interest will be determined by multiplying the applicable Additional Interest rate by the principal amount of the Outstanding Debentures, multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months), and the denominator of which is 360.

          7. INDEMNIFICATION AND CONTRIBUTION. (a) In connection with any Shelf Registration Statement, the Company agrees to indemnify and hold harmless each Holder of securities covered thereby (including the Managers and LFC), each Affiliate of such Holder, the directors, partners, officers, employees and agents of each such Holder and each person who controls any such Holder within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement as originally filed or in any amendment thereof, or in any preliminary Prospectus or Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that (i) the Company will not be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any such Holder or underwriter or Managing Underwriter specifically for inclusion therein, (ii) the Company will not be liable to any indemnified party under this indemnity agreement with respect to any Shelf Registration Statement or Prospectus to the extent that any such loss, claim, damage or liability of such indemnified party results from the use of the Prospectus during a period when the use of the Prospectus has been suspended in accordance with Section 2(c) or
Section 3(c)(2)(iii) hereof, PROVIDED, in each case, that Holders received prior notice of such suspension; and (iii) the Company shall not be liable to any indemnified party under this indemnity agreement in this Section 6(a) with respect to any preliminary Prospectus to the extent that any such loss, claim, damage or liability of such indemnified party results from the fact that such indemnified party sold Securities or Common Stock issued upon conversion thereof to a person as to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus or of the Prospectus as then amended or supplemented in any case where such delivery is required by the Act, if the loss, claim, damage or liability of such indemnified party results from an untrue statement or omission of a material fact contained in the preliminary Prospectus which was corrected in the Prospectus or in the Prospectus as then amended or supplemented. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

          The Company also agrees to indemnify or contribute to Losses, as provided in Section 7(d), of any underwriters of Securities or the Common Stock issued upon conversion thereof registered under a Shelf Registration Statement, their officers and directors and each person who controls such underwriters on substantially the same basis as that of the indemnification of the Managers, LFC and the selling Holders provided in this Section 7(a) and shall, if requested by any Holder in connection with an Underwritten Offering, enter into an underwriting agreement reflecting such agreement, as provided in Section 3(p) hereof.

          (b) Each Holder of securities covered by a Shelf Registration Statement (including the Managers and LFC) severally agrees to indemnify and hold harmless (i) the Company, (ii) each of its directors, (iii) each of its officers who signs such Shelf Registration Statement and (iv) each person who controls the Company within the meaning of either the Act or the Exchange Act to the same extent as the foregoing indemnity from the Company to each such Holder, but only with reference to written information relating to such Holder furnished to the Company by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any such Holder may otherwise have.

          (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); PROVIDED, HOWEVER, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel (and local counsel) if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest,
(ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or
(iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

          (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall have a joint and several obligation to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party, on the one hand, and such indemnified party, on the other hand, from the Initial Placement and the Shelf Registration Statement which resulted in such Losses; PROVIDED, HOWEVER, that in no case shall the Managers, LFC or any subsequent Holder of any Security or the Common Stock issued upon conversion thereof be responsible, in the aggregate, for any amount in excess of the purchase discount or commission applicable to such Security, as set forth in Section 3 of the Purchase Agreement, nor shall any underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the securities purchased by such underwriter under the Shelf Registration Statement which resulted in such Losses. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the indemnifying party and the indemnified party shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the Initial Placement (before deducting expenses) as set forth in the "Use of Proceeds" Section of the Offering Circular.
Benefits received by the Managers and LFC shall be deemed to be equal to the total purchase discounts and commissions as set forth in Section 3 of the Purchase Agreement and benefits received by any other Holders shall be deemed to be equal to the value of receiving Securities or the Common Stock issuable upon conversion thereof registered under the Act. Benefits received by any underwriter shall be deemed to be equal to the total underwriting discounts and commissions, as set forth on the cover page of the Prospectus forming a part of the Shelf Registration Statement which resulted in such Losses. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the indemnifying party, on the one hand, or by the indemnified party, on the other hand. The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls a Holder within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of such Holder shall have the same rights to contribution as such Holder, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Shelf Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

          (e) The provisions of this Section 7 will remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Company or any of the officers, directors or controlling persons referred to in Section 5 hereof, and will survive the sale by a Holder of securities covered by a Shelf Registration Statement.

          8. MISCELLANEOUS. (a) NO INCONSISTENT AGREEMENTS. The Company has not, as of the date hereof, entered into, nor shall it, on or after the date hereof, enter into, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders herein or otherwise conflicts with the provisions hereof.

          (b) AMENDMENTS AND WAIVERS. The provisions of this Agreement, including the provisions of this sentence, may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Holders of at least a majority of the then outstanding aggregate principal amount of Securities or the Common Stock issued upon conversion thereof, in each case, that has not yet been sold pursuant to a Shelf Registration Statement; PROVIDED that, with respect to any matter that directly or indirectly affects the rights of the Managers and LFC hereunder, the Company shall obtain the written consent of the Managers and LFC against which such amendment, qualification, supplement, waiver or consent is to be effective. Notwithstanding the foregoing (except the foregoing proviso), a waiver or consent to departure from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose securities are being sold pursuant to a Shelf Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by the Majority Holders, determined on the basis of securities being sold rather than registered under such Shelf Registration Statement.

          (c) NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery:

          (1) if to a Holder, at the most current address given by such holder to the Company in accordance with the provisions of this Section 7(c), which address initially is, with respect to each Holder, the address of such Holder maintained by the Registrar under the Indenture, with a copy in like manner to Lazard Freres & Co. LLC;

          (2) if to you, initially at the address set forth in the Purchase Agreement; and

          (3) if to the Company, initially at its address set forth in the Purchase Agreement.

          All such notices and communications shall be deemed to have been duly given when received.

          The Managers and LFC or the Company by notice to the other may designate additional or different addresses for subsequent notices or communications.

          (d) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without the need for an express assignment or any consent by the Company thereto, subsequent Holders of Securities or the Common Stock issuable upon conversion thereof. The Company hereby agrees to extend the benefits of this Agreement to any Holder of Securities and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.

          (e) COUNTERPARTS. This agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (f) HEADINGS. The headings in this agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (g) GOVERNING LAW. This agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State.

          (h) SEVERABILITY. In the event that any one of more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

          (i) SECURITIES HELD BY THE COMPANY, ETC. Whenever the consent or approval of Holders of a specified percentage of principal amount of Securities or the Common Stock issued upon conversion thereof is required hereunder, Securities or the Common Stock issued upon conversion thereof held by the Company or its Affiliates (other than subsequent Holders of Securities or the Common Stock issuable upon conversion thereof if such subsequent Holders are deemed to be Affiliates solely by reason of their holdings of such Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

          Please confirm that the foregoing correctly sets forth the agreement between the Company and you.


                                        Very truly yours,

                                        THE MACERICH COMPANY,


                                          by   /s/ Richard A. Bayer
                                               -------------------------
                                               Name: Richard A. Bayer
                                               Title: General Counsel and
                                                      Secretary


June 27, 1997

LAZARD CAPITAL MARKETS
LEHMAN BROTHERS INTERNATIONAL (EUROPE)
UBS LIMITED

  by

    LAZARD CAPITAL MARKETS,

      by /s/ Jeremy Sillem
        ----------------------
        Name: Jeremy Sillem
        Title: Chief Executive

          [Acting on behalf of itself
          and as the Representative of
          the several Managers]

LAZARD FRERES & CO. LLC,

      by /s/ Jeremy Sillem
        ----------------------
        Name: Jeremy Sillem
        Title: Authorized Officer